SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 -------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported)  December 31, 1998
                                                        ------------------


                              Level 8 Systems, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)



              Delaware                     0-26392              11-2920559
             --------                      -------              ----------
  (State or Other Jurisdiction     (Commission File Number)  (I.R.S.Employer
         of Incorporation)                                  Identification No.)



                              8000 Regency Parkway
                                 Cary, NC  27511
                                 ---------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code  (919) 380-5000
                                                           --------------


              1250 Broadway, 35th Floor, New York, New York  10001
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

DISCLAIMER

     This Form 8-K/A amends the Form 8-K/A filed on March 17, 1999, which included pro forma financial information relating to Level 8's acquisition of 69% of the outstanding voting stock of Seer Technologies, Inc. On April 22, 1999, Level 8 filed a Form 10-Q/A to reflect a restatement of Level 8's consolidated financial statements for the quarter ended September 30, 1998, upon which the pro forma financial information included in the March 17 Form 8-K/A was based. This Form 8-K/A amends the March 17 Form 8-K/A to include revised pro forma financial information based on Level 8's restated consolidated financial statements for the quarter ended September 30, 1998.

     As of April 30, 1999, Level 8 acquired the remaining equity interest in Seer Technologies, Inc. See Level 8's Form 8-K/A filed June 29, 1999 for pro forma information relating to the acquisition of the remaining equity interest in Seer.



ITEM  7.          FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION AND
EXHIBITS

     Item  7  (b).   Pro  Forma  Financial  Information  set  forth  in  Level 8
Systems, Inc.'s Form 8-K dated December 31, 1998 and filed January 15, 1999, is hereby amended to read in its entirety as follows:

        (b)     PRO  FORMA  FINANCIAL  INFORMATION

     The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had Level 8 Systems, Inc. ("Level 8") and Seer Technologies, Inc. ("Seer") been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Level 8 and Seer, including the notes thereto.

     The following pro forma combined financial statements give effect to the acquisition of 69% of the outstanding voting stock of Seer using the purchase method of accounting. The pro forma combined financial statements are based on the respective historical audited and unaudited consolidated financial statements and the notes thereto of Level 8 and Seer, which were previously filed.

     The pro forma combined balance sheet assumes that the acquisition took place on September 30, 1998 and combined Level 8's unaudited September 30, 1998 consolidated balance sheet and Seer's September 30, 1998 consolidated balance sheet.

     The pro forma combined statements of income assume the business combination took place as of the beginning of the periods presented. The income statement for the year ended December 31, 1997 combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1997 and Level 8's consolidated statement of income for the year ended December 31, 1997. The income statement with the period ending in September combines Seer's and Level 8's unaudited consolidated statements of income for the nine month period ended September 30, 1998. Seer's 1997 and 1998 fiscal year's ended on September 30. Seer's twelve month and nine month periods were derived by combining the unaudited results for the quarters ended March 31, June 30, September 30, and December 31, 1997 and the quarters ended March 31,
June  30,  and  September  30,  1998,  respectively.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates fair value were determined by the Company's management based primarily on information furnished by management of Seer and an independent valuation of acquired software and research and development. The final allocation of the purchase price will be based on a complete valuation of the assets and liabilities of Seer. Management does not expect the finalization of these matters to have a material effect on the purchase price allocation. Further, management expects the valuation of the acquisition to be finalized prior to the filing of Level 8's Annual Report on Form 10-K for fiscal year 1998.



                                                   LEVEL  8  SYSTEMS,  INC.
                                  UNAUDITED  PRO-FORMA  COMBINED  AND  CONDENSED  BALANCE  SHEET
                                                      (IN  THOUSANDS)



                                                                 Seer            Level 8       Pro-Forma
                                                             September 30,    September 30,    Adjustment
                                                                 1998             1998           Note 3     Note    Pro-Forma
                                                            ---------------  ---------------  ------------  -----  -----------

ASSETS
   Cash and Cash equivalents                                $        1,040   $        3,537   $        --      --  $    4,577
   Trade accounts receivable, net                                   17,285            8,598            --      --      25,883
   Prepaid expenses and other current assets                         1,476            1,889            --      --       3,365
   Net assets from discontinued operations                              --            1,770            --      --       1,770
   Deferred income taxes                                                --            1,325            --      --       1,325
                                                            ---------------  ---------------                       -----------
               Total current assets                                 19,801           17,119                            36,920

   Goodwill and other intangible assets                                 --            6,156        26,642     (a)      32,798
   Property and equipment, net                                       1,867            1,609            --      --       3,476
   Capitalized software costs, net                                   1,140            3,347            --      --       4,487
   Deposits and deferred costs                                          --              733            --      --         733
   Other assets                                                        387               --            --      --         387
                                                            ---------------  ---------------                       -----------
               TOTAL ASSETS                                 $       23,195   $       28,964                        $   78,801
                                                            ===============  ===============                       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Notes payable, due on demand                             $       38,148   $           --   $   (28,900)    (b)  $    9,248
   Current maturities of loan from related party                        --            1,048        12,000     (b)      13,048
   Current maturities of long-term debt                                 --               48            --      --          48
   Accounts payable                                                  2,897            1,425            --      --       4,322
   Due to related party                                                 --              197            --      --         197
   Accrued expenses:
      Compensation                                                     744               --            --      --         744
      Commissions                                                    1,156               --            --      --       1,156
      Restructuring                                                  4,064               --            --      --       4,064
      Other                                                          3,459              315         5,330     (a)       9,104
   Deferred revenue                                                  7,355            4,853            --      --      12,208
   Income taxes payable                                              1,644               --            --      --       1,644
                                                            ---------------  ---------------                       -----------
               Total current liabilities                            59,467            7,886                            55,783

   Other Liabilities
   Deferred revenue                                                    253               --            --      --         253
   Long-term debt, net of current maturities                            --               59            --      --          59
   Loan from related company, net of current                            --              552            --      --         552
   Deferred income taxes                                                --              353            --      --         353


   Stockholders' equity (deficiency):
   Preferred stock                                                      39               --           (39)    (d)          --
   Common stock                                                        120               77          (110)  (a,d)          87
   Additional paid-in-capital                                       76,023           27,650       (69,654)  (a,d)      34,019
   Accumulated other comprehensive income                             (847)              --           847     (d)          --
   Accumulated deficit                                            (111,860)          (7,613)      107,168   (a,d)     (12,305)
               Total stockholders' equity (deficiency)             (36,525)          20,114                            21,801
                                                            ---------------  ---------------                       -----------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $       23,195   $       28,964                        $   78,801
                                                            ===============  ===============                       ===========





                                  The accompanying notes are an integral part of the financial statements.


                                                 LEVEL  8  SYSTEMS,  INC.
                              UNAUDITED  PRO-FORMA  CONDENSED  COMBINED  STATEMENTS  OF  OPERATIONS
                                     FOR  THE  NINE  MONTHS  ENDED  SEPTEMBER  30,  1998
                                         (IN  THOUSANDS,  EXCEPT  PER  SHARE  DATA)



                                                          Seer            Level 8       Pro-Forma
                                                      September 30,    September 30,    Adjustment
                                                          1998             1998           Note 3     Note     Total
                                                     ---------------  ---------------  ------------  -----  ---------
Revenue:
   Consulting and services                           $       41,319   $        6,877   $        --      --  $ 48,196
   Software                                                   4,288            1,077            --      --     5,365
   Other                                                         --              643            --      --       643
                                                     ---------------  ---------------  ------------         ---------
               Total operating revenue                       45,607            8,597            --      --    54,204

Cost of revenue                                              31,459            5,330            --      --    36,789
                                                     ---------------  ---------------  ------------         ---------

Gross profit                                                 14,148            3,267            --      --    17,415

Operating expenses:
   Selling, general and administrative                       44,268            9,227         4,807     (a)    58,302
   Purchased research and development                            --            1,200            --      --     1,200
                                                     ---------------  ---------------  ------------         ---------
               Total operating expenses                      44,268           10,427         4,807      --    59,502

      Operating loss                                        (30,120)          (7,160)       (4,807)     --   (42,087)

Other income (expense)
   Interest income                                              343              225            --      --       568
   Interest expense                                          (2,703)             (73)        1,120     (b)    (1,656)
                                                     ---------------  ---------------  ------------         ---------
               Other income (expense), net                   (2,360)             152         1,120      --    (1,088)
                                                     ---------------  ---------------  ------------         ---------

Loss from continuing operations before provision
   for income taxes                                         (32,480)          (7,008)       (3,687)     --   (43,175)

Income tax expense (benefit)                                 20,052             (558)           --      --    19,494

Minority interest                                                --               --        (3,518)    (c)    (3,518)
                                                     ---------------  ---------------  ------------         ---------
               NET LOSS FROM CONTINUING OPERATIONS   $      (52,532)  $       (6,450)  $      (169)     --  $(59,151)
                                                     ---------------  ---------------  ------------         ---------


Loss per share from continuing operations -
   basic and diluted                                                                                        $  (7.00)
                                                                                                            =========

Weighted average shares outstanding -
   basic and diluted                                                                                           8,448
                                                                                                            =========






                        The accompanying notes are an integral part of the financial statements.



                                                  LEVEL  8  SYSTEMS,  INC.
                            UNAUDITED  PRO-FORMA  CONDENSED  COMBINED  STATEMENTS  OF  OPERATIONS
                                        FOR  THE  YEAR  ENDED  DECEMBER  31,  1997
                                        (IN  THOUSANDS,  EXCEPT  PER  SHARE  DATA)



                                                          Seer          Level 8       Pro-Forma
                                                      December 31,    December 31,    Adjustment
                                                          1997            1997          Note 3     Note     Total
                                                     --------------  --------------  ------------  -----  ---------
Revenue:
   Consulting and services                           $      67,588   $      10,171   $        --      --  $ 77,759
   Software                                                 30,796           4,354            --      --    35,150
   Other                                                        --             155            --      --       155
                                                     --------------  --------------  ------------         ---------
               Total operating revenue                      98,384          14,680            --      --   113,064

Cost of revenue
   Consulting and services                                  44,660           4,995            --      --    49,655
   Software                                                  1,589           2,554            --      --     4,143
   Other                                                        --              40            --      --        40
                                                     --------------  --------------  ------------         ---------
               Total cost of revenue                        46,249           7,589            --      --    53,838

Gross profit                                                52,135           7,091            --      --    59,226

Operating expenses:
   Selling, general and administrative                      47,786           5,892         6,409     (a)    60,087
   Research and product development                         12,913              --            --      --    12,913
                                                     --------------  --------------  ------------         ---------
               Total operating expenses                     60,699           5,892         6,409      --    73,000

      Operating loss                                        (8,564)          1,199        (6,409)     --   (13,774)

Other income (expense)
   Interest income                                             495             410            --      --       905
   Interest expense                                         (2,555)            (20)        1,793     (b)      (782)
                                                     --------------  --------------  ------------         ---------
               Other income (expense), net                  (2,060)            390         1,793      --       123
                                                     --------------  --------------  ------------         ---------

Loss from continuing operations before provision
   for income taxes                                        (10,624)          1,589        (4,616)     --   (13,651)

Income tax expense                                             978             553            --      --     1,531

Minority interest                                               --              --        (3,597)    (c)    (3,597)
                                                     --------------  --------------  ------------         ---------
               NET LOSS FROM CONTINUING OPERATIONS   $     (11,602)  $       1,036   $    (1,019)     --  $(11,585)
                                                     --------------  --------------  ------------         ---------


Loss per share from continuing operations -
   basic and diluted                                                                                      $  (1.45)
                                                                                                          =========

Weighted average shares outstanding -
   basic and diluted                                                                                         7,992
                                                                                                          =========






                    The accompanying notes are an integral part of the financial  statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE  1.     BASIS  OF  PRESENTATION

     The pro forma combined balance sheet assumes that the acquisition of 69% of Seer's voting stock took place on September 30, 1998 and combined Level 8's unaudited September 30, 1998 consolidated balance sheet and Seer's September 30, 1998 consolidated balance sheet. As of January 1, 1997, the shareholders of the remaining 31% of the outstanding voting stock were deemed to have shared in the losses of Seer up to their remaining interest in Seer's net assets.

     The pro forma combined statements of income assume the business combination took place as of January 1, 1997. The income statement with the period ending in December combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1997 and Level 8's consolidated statement of income for the year ended December 31, 1997. The income statement with the period ending in September combines Seer's and Level 8's unaudited consolidated statements of income for the nine month period ended September 30, 1998. Seer's 1997 and 1998 fiscal year's ended on September 30. Seer's twelve month and nine month periods were derived by combining the unaudited results for the relevant quarters ended March 31, June 30, September 30, and December 31, 1997 and the quarters ended March 31, June 30, and September 30, 1998, respectively.

     On a combined basis there were no material transactions between Seer and Level 8 during the period presented.

     The  American  Institute  of  Certified  Public  Accountants  has  issued
Statement  of  Position  97-2  ("SOP  97-2"),  "Software  Revenue  Recognition."
SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997, and provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. Level 8 adopted SOP 97-2 on January 1, 1998 and Seer adopted SOP 97-2 on October 1, 1998 based on the beginning of their respective fiscal year and in accordance with the effective dates of the statements. There are no other material differences between the accounting policies of Seer and Level 8.

     As Level 8 acquired only 69% of Seer's voting stock, the pro forma combined provision for income taxes does not represent the amounts that would have resulted had Seer and Level 8 filed a consolidated income tax return during the period presented.

     Certain historical amounts in the accompanying financial statements have been reclassified to create a uniform pro-forma presentation. Such reclassifications had no effect on net income/(loss) or stockholders' equity for the periods presented.


NOTE  2.     GENERAL


     The acquisition will be accounted for as a purchase business combination by Level 8. The accompanying unaudited pro forma combined condensed financial statements reflect an aggregate purchase price for 69% of Seer of $56.6 million, consisting of the following: stock issued to Seer stockholders and direct costs of the acquisition valued at $7.8 million, other indirect costs related to the acquisition of $4 million, a 69% share of Seer's net liabilities of $19.6 million(giving effect for the investment of Welsh, Carson, Anderson and Stowe VI L.P. and certain affiliated parties("WCAS") as discussed in Note 3.b. below) or $13.5 million, $4.7 million of in-process research and development, and $26.6 million of Other Intangible Assets and Goodwill.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the intangible assets and net liabilities acquired as of September 30, 1998, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair value. These preliminary estimates of fair value were determined by Level 8's management based primarily on information furnished by management of Seer and an independent valuation of acquired software and research and development. The final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of Seer and will be based on Seer's net liabilities at December 31, 1998. Accordingly, the pro-forma information presented herein as of September 30, 1998 will differ from the final purchase price allocation calculated as of December 31, 1998.

     Level 8 also expects to incur costs of approximately $1.5 million primarily related to the reorganization of Level 8's operations in connection with the acquisition, primarily for the closure of certain facilities and severance costs for employees.

NOTE  3.     PRO  FORMA  ADJUSTMENTS


     (a) Adjustments are to record the estimated valuation of tangible and intangible assets, excluding purchased in-process research and development, resulting from the preliminary allocation of the purchase price, as discussed in Note 2. Valuation of the intangible assets acquired was conducted by an independent third-party valuation expert and consists of purchased in-process technology, proven research and development, the installed customer base, trademarks, and acquired workforce with the excess of the purchase price allocated to goodwill.

     Intangible assets and goodwill of $26.6 million are comprised of proven research and development of $3.2 million, installed customer base of $4.8 million, acquired workforce of $4.3 million, trademarks of $.6 million, and goodwill of $13.7 million, which have estimated useful lives ranging from 3 to 5 years.

     The estimated annual amortization charge to income related to intangible assets acquired and goodwill resulting from the purchase described above approximates $6.4 million. This charge is reflected in the pro forma combined statements of income.

     Management estimates that approximately $4.7 million of the purchase price represents purchased in-process research and development that has not reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge upon consummation of the acquisition. This amount has been reflected as a reduction to stockholder's equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

     The value assigned to purchased in-process research and development was determined by identifying projects in areas for which technological feasibility had not been established. The value was determined by estimating the percentage completed and the discounted expected net cash flows from these projects. The resulting net cash flows from such projects are based on Seer management's estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from such projects.


     (b) Adjustments are to record the $12 million loan to Level 8 from Liraz and the $16.9 million investment made by the WCAS parties in conjunction with Level 8's purchase of Seer's capital stock from the WCAS parties, which were received on December 31, 1998. Upon receiving the loan from Liraz, Level 8 made a subordinated loan to Seer in the amount of $12 million. On December 31, 1998, Seer utilized the $28.9 million to pay down its outstanding balances with its commercial creditors. For additional discussion of these transactions, see Level 8's Form 8-K filed on January 15, 1999.

     The amount of interest expense saved by Seer was computed assuming the funds were received on January 1, 1997 and utilizing the respective quarterly weighted-average interest rates for the periods presented.

     (c) Adjustments are to record a share of the net loss attributable to the minority interest of Seer.

     (d)     Adjustments are to eliminate  Seer's  historical  equity  balances.


NOTE  4.     PRO  FORMA  EARNINGS  PER  COMMON  SHARE


     The unaudited pro forma combined basic earnings per share data is computed by providing pro forma combined income per share by the weighted average number of common shares outstanding and the issuance of one million shares of common stock to WCAS assumed to be issued on January 1, 1997. Diluted earnings (loss) per share is not presented as its inclusion would be anti-dilutive. Potentially dilutive securities outstanding during the periods presented include stock options and stock warrants.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LEVEL  8  SYSTEMS,  INC.
                              ---------------------------------

Dated:  July  12,  1999                    By:  /s/  Steven  Dmiszewicki
                                                ------------------------
                                                     Steven  Dmiszewicki
                                                     President